UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2017

KaloBios Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35798	77-0557236
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1000 Marina Boulevard, Suite 250
Brisbane, CA  94005-1878
 (Address of principal executive offices, including zip code)

(650) 243-3100
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 12, 2017, KaloBios Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that it had received an additional commitment for net financing proceeds of up to approximately $5.0 million from its key investors. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Amendment to Credit and Security Agreement

On July 8, 2017, the Company entered into a second amendment  (the “Second Amendment”) to the Credit and Security Agreement dated December 21, 2016 (the “Credit Agreement”) as amended on March 21, 2017 (the “First Amendment”) with Black Horse Capital Master Fund Ltd., as administrative agent and lender (“BHCMF” or “Agent”), Black Horse Capital LP, as a lender (“BHC”), Cheval Holdings, Ltd., as a lender (“Cheval”) and Nomis Bay LTD, as a lender (“Nomis” and, together with BHCMF, BHC and Cheval, the “Lenders”). The Credit Agreement provided for a term loan in the original principal amount of $3,315,217 (the “Term Loan”).  The First Amendment provided for an additional term loan in the original principal amount of $5,978,260.

The Second Amendment provides for additional loans that may be drawn by the Company on a bi-monthly basis from time to time (the “Grid Advances”) in an aggregate principal amount of up to $5,434,783, less an upfront fee equal to 8% of each Grid Advance (the “Upfront Fee”) due and payable at the time of each such advance. The Second Amendment also requires the payment at maturity by the Company  to the Lenders of a commitment fee equal to 5% of the aggregate amount of Grid Advances made, after deduction of Upfront Fees (the “Commitment Fee”). Assuming the entire principal amount of Grid Advances were borrowed the total principal amount of the Term Loan outstanding would be $14,728,260. In accordance with the terms of the Credit Agreement, the Company will use the proceeds from the Grid Advances for general working capital, the payment of certain fees and expenses owed to the Agent and the Lenders in connection with the Credit Agreement and other costs incurred in the ordinary course of business. Aside from the increase in the principal amount extended, the Second Amendment did not modify any of the terms under the Credit Agreement, all of which will be applicable to the Grid Advances extended to the Company by the Lenders.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the copy thereof filed as exhibit 10.1 hereto and incorporated herein by reference.

Promissory Notes

The Company will issue in favor of each Lender separate promissory notes to evidence each Grid Advance made by such Lender under the Second Amendment. The form of promissory note is attached hereto as Exhibit II to the Second Amendment, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit	Exhibit Description

10.1
Second Amendment to the Credit and Security Agreement, dated as of July 8, 2017, by and among KaloBios Pharmaceuticals, Inc., Black Horse Capital Master Fund Ltd., Black Horse Capital LP, Cheval Holdings, Ltd. and Nomis Bay LTD.

99.1	Press release dated July 12, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KaloBios Pharmaceuticals, Inc.

By:	/s/Cameron Durrant
Name: Cameron Durrant Title: Chairman of the Board and Chief Executive Officer

Dated: July 12, 2017

EXHIBIT INDEX

Exhibit	Exhibit Description

10.1
Second Amendment to the Credit and Security Agreement, dated as of July 8, 2017, by and among KaloBios Pharmaceuticals, Inc., Black Horse Capital Master Fund Ltd., Black Horse Capital LP, Cheval Holdings, Ltd. and Nomis Bay LTD.

99.1	Press release dated July 12, 2017